UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2024

Cibus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6455 Nancy Ridge Drive San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 450-0008

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, $0.0001 par value per share	CBUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 18, 2024, Cibus, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners and A.G.P./Alliance Global Partners, as representatives (the “Representatives”) of the several underwriters named therein (collectively, the “Underwriters”), relating to the underwritten public offering (the “Offering) of 3,000,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) at a public offering price of $4.00 per Share. In addition, the Company granted the Representatives a 45-day option to purchase up to 450,000 additional shares of the Company’s Class A Common Stock.

The Offering is expected to close on September 19, 2024, subject to customary closing conditions. The Company estimates that the net proceeds of the Offering will be approximately $11.2 million (or $12.8 million if the Representatives’ option to purchase additional shares of Class A Common Stock is exercised in full), in each case, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3, as amended (Registration No. 333-273062) and the accompanying base prospectus filed with the Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on October 27, 2023. The preliminary prospectus related to the Offering was filed with the Commission on September 17, 2024 and the final prospectus supplement (the “Prospectus Supplement”) related to the Offering was filed with the Commission on September 19, 2024.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, and customary conditions to closing, obligations of the parties and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make because of such liabilities. In addition, the Company and the Company’s directors and executive officers also agreed not to sell or transfer any Class A Common Stock without first obtaining the written consent of the Representatives, subject to certain exceptions as described in the Prospectus Supplement, for 30 days after closing of the Offering, in the case of the Company, and 30 days after the date of the Prospectus Supplement, in the case of the Company’s directors and executive officers.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and lock-up arrangements do not purport to be complete and are qualified in their entirety by reference to such exhibit.

A copy of the opinion of Jones Day relating to the validity of the Shares issued in the Offering is filed herewith as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of September 18, 2024, among Cibus, Inc., Roth Capital Partners and A.G.P./Alliance Global Partners, as representatives of the several underwriters named therein.

5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Cibus, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2024

CIBUS, INC.

By:	/s/ Rory Riggs
Name:	Rory Riggs
Title:	Chief Executive Officer and Chairman